SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                SCHEDULE 13E-4/A

                          ISSUER TENDER OFFER STATEMENT

      (Pursuant to Section 13(e)(1) of the Securities Exchange Act of 1934)

                               (Amendment No. 1)

                        BANKUNITED FINANCIAL CORPORATION
                              (Name of the Issuer)

                        BANKUNITED FINANCIAL CORPORATION
                      (Name of Person(s) Filing Statement)

                   9% NONCUMULATIVE PERPETUAL PREFERRED STOCK
                         (Title of Class of Securities)

                                   06652B 30 1
                      (CUSIP Number of Class of Securities)

                                 Samuel A. Milne
                             Chief Financial Officer
                        BankUnited Financial Corporation
                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
      (Name, Address, and Telephone Number of Person Authorized to Receive
     Notices and Communications on Behalf of the Person(s) Filing Statement)

                                    Copy to:

                             Marsha D. Bilzin, Esq.
                             Stuzin and Camner, P.A.
                           550 Biltmore Way, Suite 700
                           Coral Gables, Florida 33134
                                 (305) 442-4994

                                  July 16, 1997
     (Date Tender Offer First Published, Sent or Given to Security Holders)

                             ----------------------

                            CALCULATION OF FILING FEE
===============================================================================
         Transaction valuation                            Amount of filing fee
-------------------------------------------------------------------------------
             $11,787,500.00                                    $2,357.50

===============================================================================

[ ] Check box if any part of the fee is offset as provided by Rule 0-11 (a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:    $2,357.50

Form or Registration No.:  Not applicable

Filing Party:              Not applicable

Date Filed:                Not applicable

         This Amendment No. 1 amends and supplements the Rule 13-E4 Issuer Tender Offer Statement on Schedule 13E-4 dated July 16, 1997 (the "Schedule 13E-4"), filed by BankUnited Financial Corporation, a Florida corporation (the "Company"), in connection with the Company's offer to purchase any and all of its outstanding shares of 9% Noncumulative Perpetual Preferred Stock, par value $.01 per share, liquidation preference $10.00 per share (the "Shares"), at $10.25 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 16, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together with the Offer to Purchase, constitutes the "Offer"), copies of which were previously filed as Exhibits (a)(1) and (a)(2) to the Schedule 13E-4, respectively, and incorporated by reference therein. Terms defined in the Schedule 13E-4 and not separately defined herein shall have the meaning specified in the Schedule 13E-4.

         The following information amends the information previously included in the Schedule 13E-4.

ITEM 9.  MATERIAL TO BE FILED AS EXHIBITS.

         (a)(1)   Form of Offer to Purchase, dated July 16, 1997.

         (a)(7) Form of Letter to Shareholders of the Company from Alfred R. Camner, Chairman of the Board, Chief Executive Officer and President of the Company, dated August 11, 1997.

                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Date:  August 11, 1997
                                        /s/ SAMUEL A. MILNE
                               --------------------------------------------
                               Name:    Samuel A. Milne
                               Title:   Executive Vice President and Chief
                                        Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT NO.                                          DESCRIPTION


    (a)(1)        Form of Offer to Purchase, dated July 16, 1997

    (a)(7)        Form of Letter to Shareholders of the Company from Alfred R.
                  Camner, Chairman of the Board, Chief Executive Officer and President of the Company, dated August 11, 1997.